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                                                                    EXHIBIT 11.0

                                 MEDQUIST INC.
                         EARNINGS PER SHARE CALCULATION
                      FOR THE YEAR ENDED DECEMBER 31, 1995

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Net income from continuing operations as reported.................................                       $607,000
Interest effect:
  Excess proceeds applied to reduce debt..........................................    6,751,000 (A)
  Effective annual interest rate..................................................        10.00%(1)
                                                                                    -----------
  Annual interst savings..........................................................      675,100
  Tax rate........................................................................        40.00%
                                                                                    -----------
Adjustment to net income for interest savings, net of tax effect..................                        405,000
                                                                                                    -------------
ADJUSTED NET INCOME USED IN EARNINGS PER SHARE....................................                     $1,012,000
                                                                                                    -------------
Weighted average shares outstanding...............................................                      2,362,000
                                                                                                    -------------
  Total options and warrants outstanding..........................................    1,624,000
  Less: 20% share repurchase limit................................................      652,000(2)
                                                                                    -----------
Dilutive options and warrants.....................................................                        973,000
SHARES USED IN COMPUTING EARNINGS PER SHARE.......................................                      3,335,000
                                                                                                    -------------
EARNINGS PER SHARE................................................................                          $0.30
                                                                                                    -------------
Total proceeds from exercise of warrants and options, net of tax benefit..........                     11,841,000
                                                                                                    -------------
  20% share of repurchase limit...................................................      652,000(2)
  Average fair market value per share.............................................        $7.81(3)
                                                                                    -----------
Less: proceeds used to repurchase shares..........................................                     (5,090,000)
Excess proceeds applied to reduce debt............................................                      6,751,000(A)
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(1) Effective interest rate of senior subordinated debt.
(2) APB No. 15 limits share repurchase to 20% of common stock outstanding at the end of the period. See footnote 1 of notes to the consolidated financial statements.
(3) Average closing market price of stock during the year ended December 31,
    1995.

                                  Exhibit 11.0